UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

Vu1 CORPORATION

(Exact Name of Registrant as specified in its charter)

 California

(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commission File Number)	(IRS Employer Identification No.)

111 Broadway, Suite 808, New York NY	10006
(Address of principal executive offices)	(zip code)

(855) 881-2852
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

VU1 CORPORATION

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2012 our Board of Directors appointed Gregory Owens, Jr. to the position of Chief Operating Officer. Mr. Owens, age 33, has been the Senior Vice President at Smith Asset Management, Inc. and a Portfolio Manager for SAM Advisors, LLC in New York City since February, 2008. Prior to that, Mr. Owens was with Citigroup Capital Markets as a Portfolio Manager and Financial Advisor from December, 2003 to February, 2008. Mr. Owens will receive a fee of $7,500 per month for his services to the Company. Other than the following, Mr. Owens engaged in no related party transactions for the past two years:

•	In June 2012, we paid a consulting fee of $16,600 to Mr. Owens for services rendered to the Company.

•	In June 2011, we paid a consulting fee of $50,000 to SAM Advisors, LLC for services rendered to the Company.

•	In August 2011, we paid a consulting fee of $25,000 to Mr. Owens for services rendered to the Company.

•	From January 13, 2010 to September 27, 2010, SAM Special Opportunity Fund, LP, an investment partnership advised by SAM Advisors, LLC advanced an aggregate of $1,601,980 (including $72,089 of prepaid interest) pursuant to a Convertible Note Payable.

•	On September 27, 2010, SAM Special Opportunity Fund, L.P. converted their Convertible Note Payable and related accrued interest totaling $2,833,655 into 354,207 shares of our common stock.

SAM Advisors, LLC is the largest holder of common stock of the Company. Mr. Owens is not considered an independent director by virtue of his affiliation with SAM Advisors, LLC.

There are no family relationships between Mr. Owens and any of our other executive officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vu1 Corporation

Date: July 13, 2012	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer